Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption "Experts" and to the use of our report dated March 31, 2025, with respect to the consolidated financial statements of Costamare Bulkers Holdings Limited, included in the Registration Statement (Form 20-F) of Costamare Bulkers Holdings Limited for the registration of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 31, 2025